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                                                                  Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2001 relating to the financial statements, which appears in Aetrium Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 2, 2001 relating to the financial statement schedule, which appears in Aetrium Incorporated's Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement. We also consent to the reference to us under the heading "Selected Financial Data" appearing in Aetrium Incorporated's Form 10-K for the year ended December 31, 2000, which is incorporated by referenced in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
January 31, 2002


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